SUPPLEMENTAL OPERATING & FINANCIAL DATA Q2 2024 An S&P 500 company S&P 500 Dividend Aristocrats® index member Exhibit 99.2

Q2 2024 Supplemental Operating & Financial Data 2 Table of Contents Corporate Overview 3 Financial Summary Consolidated Statements of Income 4 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Debt by Currency 10 Capitalization & Financial Ratios 11 Adjusted EBITDAre & Coverage Ratios 12 Debt Covenants 13 Transaction Summary Investment Summary 14 Disposition Summary 15 Development Activity 16 Real Estate Portfolio Summary Client Diversification 17 Top 10 Industries 18 Industry Diversification 19 Geographic Diversification 21 Property Type Composition 22 Same Store Rental Revenue 23 Leasing Data Occupancy 25 Leasing Activity 26 Lease Expirations 27 Earnings Guidance 28 Analyst Coverage 29 Glossary 30 This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the six months ended June 30, 2024, (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on August 5, 2024) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective companies.

# Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

## Corporate Profile

Realty Income (NYSE: O), an S&P 500 company, is real estate partner to the world's leading companies. Founded in 1969, we invest in diversified commercial real estate and have a portfolio of 15,450 properties in all 50 U.S. states, the U.K., and six other countries in Europe. We are known as "The Monthly Dividend Company®," and have a mission to deliver stockholders dependable monthly dividends that grow over time.

## Portfolio Overview

As of June 30, 2024, we owned or held interests in 15,450 properties, with approximately 335.3 million square feet of leasable space. Our properties are leased to 1,551 different clients doing business in 90 industries. Also as of June 30, 2024, approximately 79.4% of our total annualized contractual rent[(1)] was generated from retail properties, 14.5% from industrial properties, 3.3% from gaming properties, and the remaining 2.8% from other property types. Our physical occupancy as of June 30, 2024 was 98.8%, with a weighted average remaining lease term of approximately 9.6 years. Total annualized contractual rent on our leases as of June 30, 2024 was $4.85 billion[(2)].

## Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol "O" (in thousands, except per share amount).

| | | June 30, 2024 |
|---|---|---|
| Closing price | $ | 52.82 |
| Shares and units outstanding | | 872,643 |
| Market value of common equity | $ | 46,093,003 |
| Total market capitalization | $ | 72,636,986 |

## Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

## One Team Senior Management

**Neil M. Abraham**, EVP, Chief Strategy Officer, Realty Income International - President
**Michelle Bushore**, EVP, Chief Legal Officer, General Counsel and Secretary
**Mark E. Hagan**, EVP, Chief Investment Officer
**Shannon Kehle**, EVP, Chief People Officer
**Jonathan Pong**, EVP, Chief Financial Officer and Treasurer
**Sumit Roy**, President, Chief Executive Officer
**Gregory J. Whyte**, EVP, Chief Operating Officer

## Credit Ratings

| | Senior Unsecured | Outlook | Commercial Paper |
|---|---|---|---|
| Moody's | A3 | Stable | P-2 |
| Standard & Poor's | A- | Stable | A-2 |

## Dividend Information as of July 2024

- Current annualized dividend of $3.156 per share
- Compound average annual dividend growth rate of approximately 4.3%
- 649 consecutive monthly dividends declared
- 107 consecutive quarterly dividend increases

## Corporate Headquarters

11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

## London Office

19 Wells Street
London, United Kingdom W1T 3PQ
Phone: +44 (20) 3931 6858

## Amsterdam Office

Eduard van Beinumstraat 8
Amsterdam, Netherlands 1077 CZ

(1) Total annualized contractual rent is a supplemental operating measure. Please see the Glossary for our definition, reconciliation, and an explanation of how we utilize this metric.

(2) Total annualized contractual rent includes 0.8% of rent from clients accounted for on a cash basis.

Q2 2024 Supplemental Operating & Financial Data 3

Q2 2024 Supplemental Operating & Financial Data 4 Three months ended June 30, Six months ended June 30, 2024 2023 2024 2023 REVENUE Rental (including reimbursable) (1) $ 1,284,728 $ 995,289 $ 2,492,897 $ 1,920,578 Other 54,715 23,916 107,031 43,026 Total revenue 1,339,443 1,019,205 2,599,928 1,963,604 EXPENSES Depreciation and amortization 605,570 472,278 1,186,634 923,755 Interest 246,931 183,857 487,545 337,989 Property (including reimbursable) 99,851 94,703 189,212 164,100 General and administrative 45,070 36,829 85,912 70,996 Provisions for impairment 96,458 29,815 185,947 42,993 Merger and integration-related 2,754 341 96,858 1,648 Total expenses 1,096,634 817,823 2,232,108 1,541,481 Gain on sales of real estate 25,153 7,824 41,727 12,103 Foreign currency and derivative gain (loss), net 511 (2,552) 4,557 7,770 Equity in earnings of unconsolidated entities 2,029 411 353 411 Other income, net 6,108 3,020 11,554 5,750 Income before income taxes 276,610 210,085 426,011 448,157 Income taxes (15,642) (12,932) (31,144) (24,882) Net income 260,968 197,153 394,867 423,275 Net income attributable to noncontrolling interests (1,577) (1,738) (3,192) (2,844) Net income attributable to the Company 259,391 195,415 391,675 420,431 Preferred stock dividends (2,587) — (5,175) — Net income available to common stockholders $ 256,804 $ 195,415 $ 386,500 $ 420,431 Net income available to common stockholders per common share: Basic $ 0.30 $ 0.29 $ 0.45 $ 0.63 Diluted $ 0.29 $ 0.29 $ 0.45 $ 0.63 (1) Includes lease termination fees recognized in rental revenue of $16.3 million and $0.6 million for the three months ended June 30, 2024 and 2023, respectively, and $16.8 million and $3.3 million for the six months ended June 30, 2024 and 2023, respectively. Also includes rental revenue (reimbursable) of $80.6 million and $87.7 million for the three months ended June 30, 2024 and 2023, respectively, and $153.3 million and $147.3 million for the six months ended June 30, 2024 and 2023, respectively. Additionally, it includes reserves to rental revenue, exclusive of non-cash reserves, of $8.0 million and $2.9 million for the three months ended June 30, 2024 and 2023, respectively, and $9.2 million and $4.4 million for the six months ended June 30, 2024 and 2023, respectively. Consolidated Statements of Income (in thousands, except per share amounts) (unaudited)

# FFO and Normalized FFO [1] (in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

| | Three months ended June 30, | | Six months ended June 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| Net income available to common stockholders | $ 256,804 | $ 195,415 | $ 386,500 | $ 420,431 |
| Depreciation and amortization | 605,570 | 472,278 | 1,186,634 | 923,755 |
| Depreciation of furniture, fixtures and equipment | (610) | (297) | (1,233) | (839) |
| Provisions for impairment of real estate | 87,204 | 29,815 | 175,401 | 42,993 |
| Gain on sales of real estate | (25,153) | (7,824) | (41,727) | (12,103) |
| Proportionate share of adjustments for unconsolidated entities | 6,380 | (465) | 11,054 | (465) |
| FFO adjustments allocable to noncontrolling interests | (1,062) | (937) | (1,813) | (1,496) |
| FFO available to common stockholders | $ 929,133 | $ 687,985 | $ 1,714,816 | $ 1,372,276 |
| FFO allocable to dilutive noncontrolling interests | 1,595 | 1,371 | 2,935 | 2,791 |
| Diluted FFO | $ 930,728 | $ 689,356 | $ 1,717,751 | $ 1,375,067 |
| | | | | |
| FFO available to common stockholders | $ 929,133 | $ 687,985 | $ 1,714,816 | $ 1,372,276 |
| Merger and integration-related costs | 2,754 | 341 | 96,858 | 1,648 |
| Normalized FFO available to common stockholders | $ 931,887 | $ 688,326 | $ 1,811,674 | $ 1,373,924 |
| Normalized FFO allocable to dilutive noncontrolling interests | 1,595 | 1,371 | 2,935 | 2,791 |
| Diluted Normalized FFO | $ 933,482 | $ 689,697 | $ 1,814,609 | $ 1,376,715 |
| FFO per common share: | | | | |
| Basic | $ 1.07 | $ 1.02 | $ 2.01 | $ 2.06 |
| Diluted | $ 1.07 | $ 1.02 | $ 2.01 | $ 2.05 |
| Normalized FFO per common share, basic and diluted | $ 1.07 | $ 1.02 | $ 2.12 | $ 2.06 |
| Distributions paid to common stockholders | $ 676,215 | $ 515,091 | $ 1,312,714 | $ 1,012,336 |
| FFO available to common stockholders in excess of distributions paid to common stockholders | $ 252,918 | $ 172,894 | $ 402,102 | $ 359,940 |
| Normalized FFO available to common stockholders in excess of distributions paid to common stockholders | $ 255,672 | $ 173,235 | $ 498,960 | $ 361,588 |
| Weighted average number of common shares used for FFO and Normalized FFO: | | | | |
| Basic | 870,319 | 674,109 | 852,621 | 667,357 |
| Diluted | 872,520 | 676,388 | 854,806 | 669,903 |

[1] FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

Q2 2024 Supplemental Operating & Financial Data 5

# AFFO (1) (in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

| | Three months ended June 30, | | Six months ended June 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| Net income available to common stockholders | $ 256,804 | $ 195,415 | $ 386,500 | $ 420,431 |
| Cumulative adjustments to calculate Normalized FFO [2] | 675,083 | 492,911 | 1,425,174 | 953,493 |
| Normalized FFO available to common stockholders | 931,887 | 688,326 | 1,811,674 | 1,373,924 |
| Amortization of share-based compensation | 7,267 | 7,623 | 16,519 | 13,923 |
| Amortization of net debt discounts (premiums) and deferred financing costs [3] | 799 | (10,509) | 5,000 | (24,197) |
| Non-cash gain on interest rate swaps | (1,799) | (1,799) | (3,600) | (3,600) |
| Non-cash change in allowance for credit losses | 9,254 | — | 10,546 | — |
| Straight-line impact of cash settlement on interest rate swaps [4] | 1,797 | 1,797 | 3,595 | 3,595 |
| Leasing costs and commissions | (2,129) | (5,032) | (3,056) | (5,476) |
| Recurring capital expenditures | (52) | (85) | (52) | (138) |
| Straight-line rent and expenses, net | (47,587) | (33,963) | (92,447) | (70,448) |
| Amortization of above and below-market leases, net | 13,806 | 19,670 | 28,080 | 37,028 |
| Proportionate share of adjustments for unconsolidated entities | (538) | — | 382 | — |
| Other adjustments [5] | 8,369 | 5,709 | 7,304 | (2,145) |
| AFFO available to common stockholders | $ 921,074 | $ 671,737 | $ 1,783,945 | $ 1,322,466 |
| AFFO allocable to dilutive noncontrolling interests | 1,587 | 1,382 | 2,946 | 2,813 |
| Diluted AFFO | $ 922,661 | $ 673,119 | $ 1,786,891 | $ 1,325,279 |
| AFFO per common share, basic and diluted | $ 1.06 | $ 1.00 | $ 2.09 | $ 1.98 |
| Distributions paid to common stockholders | $ 676,215 | $ 515,091 | $ 1,312,714 | $ 1,012,336 |
| AFFO available to common stockholders in excess of distributions paid to common stockholders | $ 244,859 | $ 156,646 | $ 471,231 | $ 310,130 |
| Weighted average number of common shares used for AFFO: | | | | |
| Basic | 870,319 | 674,109 | 852,621 | 667,357 |
| Diluted | 872,520 | 676,388 | 854,806 | 669,903 |

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.

(2) See reconciling items for Normalized FFO presented on page 5 under "FFO and Normalized FFO."

(3) Includes the amortization of net premiums and discounts on notes payable and assumption of our mortgages payable, which are being amortized over the life of the applicable debt, and costs incurred and capitalized upon issuance and exchange of our notes payable, assumption of our mortgages payable and issuance of our term loans, which are also being amortized over the lives of the applicable debt. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(4) Represents the straight-line amortization of $72.0 million gain realized upon the termination of $500.0 million in notional interest rate swaps in October 2022, over the term of the $750.0 million of 5.625% senior unsecured notes due October 2032.

(5) Includes non-cash foreign currency losses (gains) from remeasurement to USD, mark-to-market adjustments on investments and derivatives that are non-cash in nature, straight-line payments from cross-currency swaps, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

Q2 2024 Supplemental Operating & Financial Data 6

Q2 2024 Supplemental Operating & Financial Data 7 Consolidated Balance Sheets (in thousands, except per share amounts) (unaudited) June 30, 2024 December 31, 2023 ASSETS Real estate held for investment, at cost: Land $ 16,760,251 $ 14,929,310 Buildings and improvements 39,895,617 34,657,094 Total real estate held for investment, at cost 56,655,868 49,586,404 Less accumulated depreciation and amortization (6,693,997) (6,072,118) Real estate held for investment, net 49,961,871 43,514,286 Real estate and lease intangibles held for sale, net 190,570 31,466 Cash and cash equivalents 442,820 232,923 Accounts receivable, net 788,639 710,536 Lease intangible assets, net 6,730,472 5,017,907 Goodwill 4,931,159 3,731,478 Investment in unconsolidated entities 1,219,759 1,172,118 Other assets, net 3,795,641 3,368,643 Total assets $ 68,060,931 $ 57,779,357 LIABILITIES AND EQUITY Distributions payable $ 231,160 $ 195,222 Accounts payable and accrued expenses 884,087 738,526 Lease intangible liabilities, net 1,704,747 1,406,853 Other liabilities 866,992 811,650 Line of credit payable and commercial paper 1,148,787 764,390 Term loans, net 2,370,057 1,331,841 Mortgages payable, net 199,031 821,587 Notes payable, net 21,741,606 18,602,319 Total liabilities $ 29,146,467 $ 24,672,388 6.000% Series A cumulative redeemable preferred stock and paid in capital, par value $0.01 per share, 69,900 shares authorized, 6,900 shares and no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively, liquidation preference $25.00 per share $ 167,394 $ — Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 1,300,000 shares authorized, 870,848 and 752,460 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively $ 46,230,789 $ 39,629,709 Distributions in excess of net income (7,724,318) (6,762,136) Accumulated other comprehensive income 75,322 73,894 Total stockholders’ equity $ 38,581,793 $ 32,941,467 Noncontrolling interests 165,277 165,502 Total equity $ 38,747,070 $ 33,106,969 Total liabilities and equity $ 68,060,931 $ 57,779,357

# Debt Summary

as of June 30, 2024 (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

| | Maturity Dates | | Carrying Value (USD) | | % of Debt | Interest Rate [1] | Weighted Average Years Until Maturity |
|---|---|---|---|---|---|---|---|
| **Credit Facility and Commercial Paper** [2] | | | | | | | |
| Credit Facility | June 2026 | $ | 846,637 | | 3.3 % | 5.84 % | 2.0 years |
| Commercial Paper | July 2024 | | 302,150 | | 1.2 % | 4.96 % | 0.0 years |
| | *Carrying value* | | 1,148,787 | | 4.5 % | 5.61 % | 1.5 years |
| **Unsecured Term Loans** | | | | | | | |
| Term Loans [3] | January 2025 - August 2027 | | 2,372,057 | | 9.2 % | 4.33 % | 1.7 years |
| Deferred financing costs | | | (2,000) | | | | |
| | *Carrying value* | | 2,370,057 | | | | |
| **Mortgages Payable** | | | | | | | |
| 14 mortgages on 49 properties | August 2024 - August 2030 | | 199,774 | | 0.8 % | 4.28 % | 1.1 years |
| Unamortized net discounts and deferred financing costs | | | (743) | | | | |
| | *Carrying value* | | 199,031 | | | | |
| **Senior Unsecured Notes and Bonds** [4] | | | | | | | |
| 45 series of senior unsecured notes and bonds | July 2024 - March 2047 | | 21,991,675 | | 85.5 % | 3.76 % | 6.3 years |
| Unamortized net discounts, deferred financing costs, and basis adjustments on interest rate swaps designated as fair value hedges | | | (250,069) | | | | |
| | *Carrying value* | | 21,741,606 | | | | |
| | **Total Consolidated Debt Principal** | **$** | **25,712,293** | [5] | | **3.90 %** | **5.6 years** |
| | Proportionate share of debt principal from unconsolidated entities | $ | 659,190 | | | | |
| | **Total Debt Principal** | **$** | **26,371,483** | | | | |
| | **Total Fixed Rate Debt Principal** | **$** | **24,722,696** | | **93.7 %** | | |
| | **Total Variable Rate Debt Principal** | **$** | **1,648,787** | | **6.3 %** | | |

[1] Calculated as the weighted average interest rate as of June 30, 2024 for each respective category.

[2] We have a $4.25 billion unsecured revolving credit facility (excluding an accordion feature subject to lender commitments which provided for an additional $1.0 billion in borrowings) bearing interest at different benchmark rates based on the currency of the borrowings. In addition, we have a U.S. dollar-denominated unsecured commercial paper program, under which we may issue unsecured commercial paper notes up to a maximum aggregate amount outstanding of $1.5 billion, and a Euro-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent) in U.S. dollars or other foreign currencies. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under these programs.

[3] Our 2023 term loan agreement allows us to incur up to an aggregate of $1.5 billion in multicurrency borrowings. In January 2024, we entered into interest rate swaps on our 2023 term loans, which fix our per annum interest rate at 4.9% until term loan maturity in January 2026. In January 2024, in connection with our merger with Spirit Realty Capital, Inc. ("Spirit"), we effectively assumed Spirit's existing term loans with various lenders, which were fixed at a weighted average per annum interest rate of 3.9%. We entered into an amended and restated term loan agreement, pursuant to which we borrowed $1.3 billion in aggregate total borrowings.

[4] In conjunction with the pricing of our senior unsecured notes due January 2026, we executed three-year, fixed-to-variable interest rate swaps totaling $500 million, which are subject to the counterparties' right to terminate the swaps at any time following the 2026 notes par call date. In connection with our merger with Spirit, we completed our debt exchange offer to exchange all outstanding notes issued by Spirit Realty, L.P. ("Spirit OP") on January 23, 2024 for new notes issued by Realty Income, pursuant to which approximately 98.1% of the outstanding notes issued by Spirit OP were exchanged. We issued $1,000 principal amount of Realty Income Notes for each validly tendered Spirit Note with $1,000 principal amount. For this reason, we denote our "Price of par value" as 100%. Prior to the completion of our merger with Spirit on January 23, 2024, these notes were not the obligation of Realty Income. With respect to the notes originally issued by Spirit OP that remained outstanding, we amended the indenture governing such notes to, among other things, eliminate substantially all of the restrictive covenants in such indenture.

[5] Total consolidated debt principal excludes net premiums and discounts recorded on mortgages payable, net premiums recorded on notes payable, deferred financing costs on term loans, mortgages payable, and notes payable, and the basis adjustment on interest rate swaps designated as fair value hedges on notes payable.

Q2 2024 Supplemental Operating & Financial Data 8

# Debt Maturities as of June 30, 2024 (dollars in millions)

REALTY INCOME
The Monthly Dividend Company®

| Principal Due | Credit Facility and Commercial Paper [1] | Unsecured Term Loans [2] | Mortgages Payable | Senior Unsecured Notes and Bonds [3] | Proportionate Share of Unconsolidated Entities Debt | Total | Weighted Average Expiring Interest Rate [4] |
|---|---|---|---|---|---|---|---|
| 2024 | $ 302.2 | $ — | $ 118.1 | $ 350.0 [5] | $ — | $ 770.3 | 4.03% |
| 2025 | — | 800.0 | 43.7 | 1,050.0 | — | 1,893.7 | 4.22% |
| 2026 | 846.6 | 1,072.0 | 12.0 | 2,375.0 | — | 4,305.6 | 4.19% |
| 2027 | — | 500.0 | 22.3 | 2,321.3 | — | 2,843.6 | 2.85% |
| 2028 | — | — | 1.3 | 2,499.8 | — | 2,501.1 | 3.19% |
| Thereafter | — | — | 2.4 | 13,395.6 | 659.2 | 14,057.2 | 3.93% |
| Totals | $ 1,148.8 | $ 2,372.0 | $ 199.8 | $ 21,991.7 | $ 659.2 | $ 26,371.5 | |

(1) The initial term of the credit facility expires in June 2026 and includes, at our option, two six-month extensions. At June 30, 2024, there were $846.6 million of outstanding borrowings under our revolving credit facility. Commercial paper programs outstanding were $302.2 million at June 30, 2024, which matured in July 2024.

(2) The maturity date for our 2023 term loans assumes a 12-month extension available at the company's option is exercised. In connection with our merger with Spirit, we effectively assumed Spirit's existing term loans with various lenders. We entered into an amended and restated term loan agreement, pursuant to which we borrowed $800.0 million in aggregate total borrowings, $300.0 million of which matures in August 2025 and $500.0 million of which matures in August 2027 and an amended and restated term loan agreement pursuant to which we borrowed $500.0 million in aggregate total borrowings, which matures in June 2025.

(3) In conjunction with the pricing of our senior unsecured notes due January 2026, we executed three-year, fixed-to-variable interest rate swaps totaling $500 million, which are subject to the counterparties' right to terminate the swaps at any time following the 2026 notes par call date. In connection with our merger with Spirit, we completed our debt exchange offer to exchange all outstanding notes issued by Spirit OP on January 23, 2024 for new notes issued by Realty Income, pursuant to which approximately 98.1% of the outstanding notes issued by Spirit OP were exchanged.

(4) The weighted average interest rate includes only maturities related to our consolidated debt. For 2024, this excludes commercial paper and for 2026, this excludes the credit facility.

(5) In July 2024, we repaid $350.0 million of outstanding 3.875% senior unsecured notes, plus accrued and unpaid interest, upon maturity.

Q2 2024 Supplemental Operating & Financial Data 9

Q2 2024 Supplemental Operating & Financial Data 10 Debt Summary by Currency as of June 30, 2024 (in millions) Credit Facility and Commercial Paper Unsecured Term Loans Mortgages Payable Senior Unsecured Notes and Bonds Proportionate Share of Unconsolidated Entities Debt Total Weighted Average Interest Rate (1) USD $ 195.0 $ 1,389.9 $ 161.5 $ 16,623.5 $ 659.2 $ 19,029.1 3.89% EUR 150.0 91.1 — 1,178.7 — 1,419.8 4.81% GBP 803.8 891.0 38.3 4,189.5 — 5,922.6 3.71% Totals $ 1,148.8 $ 2,372.0 $ 199.8 $ 21,991.7 $ 659.2 $ 26,371.5 3.90% (1) The weighted average interest rate includes only maturities related to our consolidated debt. The totals are calculated as the weighted average interest rate as of June 30, 2024 for each respective category. Debt by Currency as of June 30, 2024 USD 72.1% EUR 5.4% GBP 22.5%

Q2 2024 Supplemental Operating & Financial Data 11 Capitalization & Financial Ratios (dollars in thousands, except as otherwise noted) Cash on Hand $ 442,820 Availability under Credit Facility 3,403,363 Unsettled ATM Forwards 247,812 Less: Commercial Paper Borrowings (302,150) $ 3,791,845 (4) As applicable, liquidity calculation gives effect to borrowings under the $1.5 billion U.S Dollar-denominated commercial paper program and $1.5 billion euro-denominated commercial paper program as of June 30, 2024. Our unsecured revolving credit facility serves as a liquidity backstop for the repayment of the notes issued under these programs. Principal Debt Balance Credit Facility and Commercial Paper $ 1,148,787 Unsecured Term Loans 2,372,057 Senior Unsecured Notes and Bonds 21,991,675 Mortgages Payable 199,774 Proportionate Share of Unconsolidated Entities Debt 659,190 Total Debt $ 26,371,483 Equity (in thousands, except per share data) Shares/ Units Stock Price Redemption Price Market Value Common Stock (1) 870,848 $ 52.82 $ 45,998,191 Common Units (2) 1,795 $ 52.82 94,812 Common Equity $ 46,093,003 6.000% Series A Cumulative Preferred Stock 6,900 $ 25.00 172,500 Total Equity $ 46,265,503 Total Market Capitalization (3) $ 72,636,986 Debt/Total Market Capitalization (3) 36.3 % Debt and Preferred Stock/ Total Market Capitalization (3) 36.5% (1) As of June 30, 2024, ATM forward agreements for a total of 4.7 million shares remain unsettled with total expected net proceeds of approximately $247.8 million in expected net proceeds (assuming full physical settlement of all outstanding shares of common stock, subject to forward sale agreements and certain assumptions made with respect to settlement dates). (2) Consists of common units issued by Realty Income Limited Partnership and held by third parties. (3) Our enterprise value was $72.2 billion (total market capitalization less cash and cash equivalents as of June 30, 2024). The percentages for debt to enterprise value as well as debt and preferred stock to enterprise value are materially consistent with that presented for total market capitalization. Dividend Data YTD 2024 YTD 2023 Year-Over-Year Growth Rate Common Dividend Paid per Share $ 1.546 $1.517 1.9% AFFO per Share (diluted) $ 2.09 $1.98 5.6% AFFO Payout Ratio 74.0% 76.6 % Liquidity as of June 30, 2024 (4) Capitalization as of June 30, 2024 Capital Structure as of June 30, 2024 Common Stock 63.7% Debt 36.3%

# Adjusted EBITDAre & Coverage Ratios (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

## Reconciliation of Net Income to Adjusted EBITDAre and Pro Forma Adjusted EBITDAre [1]

| | | Three months ended June 30, 2024 |
|---|---|---|
| Net income | $ | 260,968 |
| Interest | | 246,931 |
| Income taxes | | 15,642 |
| Depreciation and amortization | | 605,570 |
| Provisions for impairment | | 96,458 |
| Merger and integration-related costs | | 2,754 |
| Gain on sales of real estate | | (25,153) |
| Foreign currency and derivative gain, net | | (511) |
| Proportionate share of adjustments from unconsolidated entities | | 16,911 |
| Quarterly Adjusted EBITDAre | $ | 1,219,570 |
| Annualized Adjusted EBITDAre | $ | 4,878,280 |
| Annualized Pro Forma Adjustments [2] | $ | 33,813 |
| Annualized Pro Forma Adjusted EBITDAre | $ | 4,912,093 |
| Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts | $ | 25,712,293 |
| Proportionate share of unconsolidated entities debt, excluding deferred financing costs | | 659,190 |
| Less: Cash and cash equivalents | | (442,820) |
| Net Debt | $ | 25,928,663 |
| Preferred Stock | | 167,394 |
| Net Debt and Preferred Stock | $ | 26,096,057 |
| Net Debt/Annualized Adjusted EBITDAre | | 5.3x |
| Net Debt/Annualized Pro Forma Adjusted EBITDAre | | 5.3x |
| Net Debt and Preferred/ Annualized Adjusted EBITDAre | | 5.3x |
| Net Debt and Preferred/ Annualized Pro Forma Adjusted EBITDAre | | 5.3x |

[1] Adjusted EBITDAre, Annualized Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized Pro Forma Adjusted EBITDAre, Net Debt/Annualized Adjusted EBITDAre, Net Debt/Annualized Pro Forma Adjusted EBITDAre, Net Debt and Preferred/ Annualized Adjusted EBITDAre, and Net Debt and Preferred/ Annualized Pro Forma Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

[2] The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and remove Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes. The Annualized Pro Forma Adjustments consist of $39.3 million from investments we acquired or stabilized during the quarter and removes $5.5 million from properties we disposed of during the quarter.

## Debt Service Coverage [3]



6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.6
4.5
4.7
4.5
4.7
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

## Fixed Charge Coverage [4]



6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.6
4.5
4.7
4.5
4.7
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

[3] Refer to footnote 1 on page 13 for a detailed description of the calculation of debt service coverage.

[4] Fixed charge coverage is calculated in the same manner as the debt service coverage, except that preferred stock dividends are also added to the denominator.

Q2 2024 Supplemental Operating & Financial Data 12

Q2 2024 Supplemental Operating & Financial Data 13 Debt Covenants The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted assets 41.0% Limitation on incurrence of secured debt ≤ 40% of adjusted assets 0.4% Debt service coverage (trailing 12 months) (1) ≥ 1.5x 4.7x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 242.9% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on July 1, 2023, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of July 1, 2023, nor does it purport to reflect our debt service coverage ratio for any future period. As of June 30, 2024

# Investment Summary

REALTY INCOME
The Monthly Dividend Company®

| | | Number of Properties | Investment ($ in millions) | Cash Income ($ in millions) [1] | Leasable Square Feet (in thousands) | Initial Weighted Average Cash Yield [2] | Weighted Average Term (Years) |
|---|---|---|---|---|---|---|---|
| Q2 2024 | Acquisitions - U.S. real estate | 15 | $ 131.1 | $ 10.3 | 525 | 7.8 % | 20.5 |
| | Acquisitions - Europe real estate | 6 | 115.3 | 9.3 | 500 | 8.1 % | 6.3 |
| | **Total real estate acquisitions** | 21 | 246.4 | 19.6 | 1,025 | 7.9 % | 13.8 |
| | Real estate properties under development [3] | 99 | 181.9 | 13.3 | 5,599 | 7.3 % | 14.6 |
| | Other investments [4] | — | 377.5 | 30.7 | — | 8.1 % | 6.0 |
| | **Total investments** | 120 | $ 805.8 | $ 63.6 | 6,624 | 7.9 % | 10.2 |
| | **Approximately 10% of the annualized cash income generated by these investments is from Investment Grade Clients [5]** | | | | | | |
| YTD 2024 | Acquisitions - U.S. real estate | 20 | $ 147.1 | $ 11.4 | 719 | 7.7 % | 19.3 |
| | Acquisitions - Europe real estate | 14 | 417.9 | 33.8 | 1,564 | 8.2 % | 6.2 |
| | **Total real estate acquisitions** | 34 | 565.0 | 45.2 | 2,283 | 8.1 % | 9.5 |
| | Real estate properties under development [3] | 164 | 461.3 | 33.7 | 6,517 | 7.3 % | 14.9 |
| | Other investments [4] | — | 377.5 | 30.7 | — | 8.1 % | 6.0 |
| | **Total investments** | 198 | $ 1,403.8 | $ 109.6 | 8,800 | 7.8 % | 10.2 |
| | **Approximately 24% of the annualized cash income generated by these investments is from Investment Grade Clients [5]** | | | | | | |

(1) Please see Glossary for our definition of Cash Income.

(2) Initial weighted average cash yield is a supplemental operating measure. Please see the Glossary for our definition of this metric. Cash income used in the calculation of initial weighted average cash yield for investments for the six months ended June 30, 2024 includes $0.5 million received as settlement credits as reimbursement of free rent periods. There were no settlement credits for the three months ended June 30, 2024.

(3) The three months ended June 30, 2024 includes £26.4 million of investments relating to U.K. development properties, €9.3 million of investments relating to Spain development properties, €6.9 million of investments relating to Portugal development properties, and $14.2 million of investments in an unconsolidated U.S. data center joint venture, converted at the applicable exchange rates on the funding dates. The six months ended June 30, 2024 includes £35.2 million of investments relating to U.K. development properties, €17.7 million of investments relating to Spain development properties, €6.9 million of investments relating to Portugal development properties, and $52.3 million of investments in an unconsolidated U.S. data center joint venture, converted at the applicable exchange rates on the funding dates.

(4) For the three and six months ended June 30, 2024, other investments relate to an investment in a senior secured note issued by a parent company of Asda based in the U.K.

(5) Please see the Glossary for our definition of Investment Grade Clients.

Q2 2024 Supplemental Operating & Financial Data 14

Q2 2024 Supplemental Operating & Financial Data 15 Disposition Summary (dollars in thousands) Number of Properties (1) Net Book Value (1) Net Sales Proceeds (1) Net Cash Capitalization Rate (2) Q2 2024 Occupied 11 $ 32,439 $ 34,544 7.4 % Vacant 64 48,530 71,466 Total real estate dispositions 75 $ 80,969 $ 106,010 The unlevered internal rate of return on properties sold during the second quarter was 5.1% (3) YTD 2024 Occupied 14 $ 44,516 $ 48,479 7.3 % Vacant 107 115,503 153,155 Total real estate dispositions 121 $ 160,019 $ 201,634 The unlevered internal rate of return on properties sold during 2024 was 6.2% (3) (1) Data excludes a property sold as a result of eminent domain activities. During the second quarter of 2024, we were awarded net proceeds of $0.3 million related to one eminent domain transaction. (2) Net cash capitalization rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. (3) Excludes properties disposed from the legacy VEREIT and Spirit portfolios.

# Development Activity (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

## Retail

| Retail | Number of Properties | | Investment to Date [1] | | Estimated Remaining Investment | | Total Commitment | Percent Funded | Percent Leased [2] |
|---|---|---|---|---|---|---|---|---|---|
| New development [3] | 53 | $ | 220,627 | $ | 131,660 | $ | 352,287 | 63 % | 100 % |
| Development of existing properties | 8 | | 8,099 | | 6,666 | | 14,765 | 55 % | 100 % |
| | 61 | $ | 228,726 | $ | 138,326 | $ | 367,052 | 62 % | |

## Non-Retail

| Non-Retail | Number of Properties | | Investment to Date [1] | | Estimated Remaining Investment | | Total Commitment | Percent Funded | Percent Leased [2] |
|---|---|---|---|---|---|---|---|---|---|
| New development [3] | 12 | $ | 524,119 | $ | 255,593 | $ | 779,712 [4] [5] | 67 % | 39 % |
| Development of existing properties | — | | — | | — | | — | — % | — % |
| | 12 | $ | 524,119 | $ | 255,593 | $ | 779,712 | 67 % | |

## Total

| Total | Number of Properties | | Investment to Date [1] | | Estimated Remaining Investment | | Total Commitment | Percent Funded | Percent Leased [2] |
|---|---|---|---|---|---|---|---|---|---|
| New development | 65 | $ | 744,746 | $ | 387,253 | $ | 1,131,999 | 66 % | 47 % |
| Development of existing properties | 8 | | 8,099 | | 6,666 | | 14,765 | 55 % | 100 % |
| | 73 | $ | 752,845 | $ | 393,919 | $ | 1,146,764 | 66 % | |

(1) Includes cumulative spend on projects both completed during the year and currently under development as of June 30, 2024.

(2) Represents percentage of square footage tied to executed leases. Estimated rental revenue commencement dates on properties under development are between July 2024 and April 2025.

(3) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

(4) Includes two U.K. build-to-suit developments totaling £29.0 million and our proportionate share of a U.S. data center unconsolidated joint venture totaling $320.8 million.

(5) Includes two unleased joint venture development projects located in Spain totaling €126.6 million, one U.K. unleased joint venture development project for £97.6 million, one unleased joint venture development project located in Portugal totaling €26.8 million and one unleased development project located in the U.S. totaling $6.9 million.

Q2 2024 Supplemental Operating & Financial Data 16

# Client Diversification

REALTY INCOME
The Monthly Dividend Company®

## Our Top 20 Clients

Our 20 largest clients based on percentage of total annualized contractual rent, which does not give effect to deferred rent or interest earned on loans and preferred equity investments, at June 30, 2024, include the following:

| Ranking | Client | Number of Leases | Percentage of Total Portfolio Annualized Contractual Rent [1] | Investment Grade Ratings (S&P/Moody's/ Fitch) |
|---|---|---|---|---|
| 1 | Dollar General | 1,758 | 3.4% | BBB/Baa2/- |
| 2 | Walgreens | 400 | 3.3 | BBB-/Ba2/- [2] |
| 3 | Dollar Tree / Family Dollar | 1,389 | 3.1 | BBB/Baa2/- |
| 4 | 7-Eleven | 639 | 2.6 | A/Baa2/- |
| 5 | EG Group Limited | 415 | 2.2 | — |
| 6 | Wynn Resorts | 1 | 2.1 | — |
| 7 | Lifetime Fitness | 38 | 2.0 | — |
| 8 | FedEx | 82 | 2.0 | BBB/Baa2/- |
| 9 | BJ's Wholesale Club | 44 | 1.6 | — |
| 10 | (B&Q) Kingfisher | 51 | 1.6 | BBB/Baa2/BBB [2] |
| 11 | Asda | 38 | 1.6 | — |
| 12 | Sainsbury's | 36 | 1.5 | — |
| 13 | CVS Pharmacy | 215 | 1.3 | BBB/Baa2/- |
| 14 | LA Fitness | 67 | 1.3 | — |
| 15 | Tesco | 24 | 1.2 | BBB-/Baa3/BBB- |
| 16 | MGM (Bellagio) | 1 | 1.2 | — |
| 17 | Walmart / Sam's Club | 72 | 1.2 | AA/Aa2/AA |
| 18 | Tractor Supply | 207 | 1.2 | BBB/Baa1/- |
| 19 | AMC Theaters | 39 | 1.1 | — |
| 20 | Red Lobster | 211 | 1.0 | — |
| | Total | 5,727 | 36.2% | |

| | | |
|---|---|---|
| Weighted Average EBITDAR/Rent Ratio on Retail Properties | 2.9x | [3] |
| Median EBITDAR/Rent Ratio on Retail Properties | 2.7x | [3] |

## Our Investment Grade Clients [4]

| | |
|---|---|
| Number of Leases | 6,914 |
| Percentage of Total Portfolio Annualized Contractual Rent | 36.0% |



28.6%
50.8%
13.3%
7.3%

- Investment Grade, Retail
- Non-Investment Grade or Non-Rated, Retail
- Investment Grade, Non-Retail
- Non-Investment Grade or Non-Rated, Non-Retail

[1] Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total.

[2] Subsequent to June 30, 2024, Walgreens was downgraded by Moody's to Ba3 and by S&P to BB and (B&Q) Kingfisher's Moody's rating was withdrawn.

[3] Based on an analysis of the most recently provided information from all retail clients that provide such information. We do not independently verify the information we receive from our retail clients.

[4] Please see the Glossary for our definition of Investment Grade Clients.

Q2 2024 Supplemental Operating & Financial Data 17

Q2 2024 Supplemental Operating & Financial Data 18 (1)Top 10 Industries Percentage of Total Portfolio Annualized Contractual Rent As of Jun 30, Dec 31, Dec 31, Dec 31, Dec 31, 2024 2023 2022 2021 2020 Grocery 10.2% 11.4% 10.0% 10.2% 9.8% Convenience Stores 9.4 10.2 8.6 9.1 11.9 Dollar Stores 6.6 7.1 7.4 7.5 7.6 Home Improvement 5.9 5.9 5.6 5.1 4.3 Drug Stores 4.9 5.5 5.7 6.6 8.2 Restaurants-Quick Service 4.9 5.2 6.0 6.6 5.3 Automotive Service 4.6 4.3 4.0 3.2 2.7 Health and Fitness 4.5 3.9 4.4 4.7 6.7 Restaurants-Casual Dining 4.2 4.4 5.1 5.9 2.8 General Merchandise 3.3 3.7 3.7 3.7 3.4 (1) The presentation of Top 10 Industries combines total portfolio contractual rent from the U.S. and Europe. Certain of the Top 10 Industries include both U.S. and Europe percentages for which the Europe percentages are included in the 'Europe-other' classification in the Industry Diversification table beginning on page 19.

Q2 2024 Supplemental Operating & Financial Data 19 Percentage of Total Portfolio Annualized Contractual Rent As of Jun 30, Dec 31, Dec 31, Dec 31, Dec 31, 2024 2023 2022 2021 2020 United States Aerospace 0.3% 0.3% 0.4% 0.4% 0.6% Apparel stores 1.6 1.4 1.4 1.5 1.3 Automotive collision services 1.1 1.1 0.9 1.0 1.1 Automotive parts 1.4 1.1 1.3 1.5 1.6 Automotive service 4.6 4.3 4.0 3.2 2.7 Automotive tire services 1.2 1.3 1.5 1.8 2.0 Beverages 0.7 0.8 1.0 1.3 2.1 Child care 1.2 1.2 1.4 1.5 2.1 Consumer electronics 0.6 0.5 0.6 0.6 0.3 Consumer goods 0.5 0.5 0.6 0.7 0.6 Convenience stores 9.4 10.2 8.6 9.1 11.9 Crafts and novelties 1.0 0.9 0.9 1.0 0.9 Diversified industrial 1.3 0.9 0.8 1.0 0.8 Dollar stores 6.5 7.0 7.4 7.5 7.6 Drug stores 4.7 5.3 5.6 6.6 8.2 Education 0.2 0.2 0.2 0.1 0.2 Energy 0.6 0.2 0.3 0.4 — Entertainment 1.8 0.8 0.8 0.8 0.3 Equipment services 0.4 0.3 0.3 0.3 0.3 Financial services 1.9 1.5 1.8 2.0 1.8 Food processing 0.6 0.4 0.4 0.7 0.7 Gaming 3.3 3.9 2.9 — — General merchandise 2.7 3.0 3.2 3.5 3.4 Grocery stores 3.9 4.2 4.7 4.9 4.9 Health and fitness 4.4 3.8 4.4 4.7 6.7 Health care 2.6 2.8 3.0 1.9 1.5 Home furnishings 2.3 1.8 2.1 2.2 0.7 Home improvement 3.7 3.2 3.5 3.1 3.1 Industry Diversification

Q2 2024 Supplemental Operating & Financial Data 20 Percentage of Total Portfolio Annualized Contractual Rent As of Jun 30, Dec 31, Dec 31, Dec 31, Dec 31, 2024 2023 2022 2021 2020 Motor vehicle dealerships 1.7 1.6 1.4 1.3 1.6 Other manufacturing 0.8 0.5 0.5 0.5 0.4 Packaging 0.7 0.6 0.5 0.6 0.9 Pet supplies and services 0.9 1.0 1.0 0.9 0.7 Restaurants - casual dining 4.2 4.4 5.1 5.9 2.8 Restaurants - quick service 4.7 4.9 5.8 6.5 5.3 Sporting goods 1.2 1.1 1.3 1.5 0.7 Theaters 2.1 2.0 2.9 3.4 5.6 Transportation services 2.3 2.5 2.9 3.4 3.9 Wholesale clubs 2.0 1.9 2.3 2.5 2.4 Other 1.4 1.3 1.4 1.7 2.1 Total United States 86.5% 84.7% 89.1% 91.5% 93.8% Europe (1) Apparel stores 0.5% 0.4% 0.3% 0.2% —% General merchandise 0.6 0.7 0.5 0.2 — Grocery stores 6.3 7.2 5.3 5.3 4.9 Home furnishings 0.5 0.5 0.3 0.1 * Home improvement 2.2 2.7 2.1 2.0 1.2 Sporting goods 1.2 1.4 0.4 * — Wholesale clubs 0.3 0.4 0.4 — — Other 1.9 2.0 1.6 0.7 0.1 Total Europe 13.5% 15.3% 10.9% 8.5% 6.2% Totals 100.0% 100.0% 100.0% 100.0% 100.0% * Less than 0.1% (1) Europe consists of properties in the U.K., starting in May 2019, in Spain, starting in September 2021, in Italy, starting in October 2022, in Ireland, starting in June 2023, and in France, Germany, and Portugal, starting in December 2023. Industry Diversification (Cont'd)

Q2 2024 Supplemental Operating & Financial Data 21 Geographic Diversification Balanced presence in all 50 U.S. states, the U.K., and six other countries in Europe Top Ten Regions Based on Total Portfolio Annualized Contractual Rent United Kingdom 11.2% Texas 10.5% Florida 5.2% California 5.0% Illinois 4.5% Ohio 4.1% Massachusetts 4.0% Georgia 3.6% New York 2.9% North Carolina 2.7% 1.8% 0.2% 1.9% 1.0% 5.0% 1.1% 0.6% 0.1% 5.2% 3.6% 0.2% 0.2% 4.5% 2.5% 0.8% 1.0% 1.5% 1.7% 0.6% 1.2% 4.0% 2.6% 1.8% 1.2% 1.8% 0.2% 0.3%1.9% 0.5% 1.3% 0.7% 2.9% 2.7% 0.2% 4.1% 1.5% 0.3% 2.1% 0.2% 1.9% 0.2% 2.5% 10.5% 0.6% 0.1% 2.6% 0.7% 0.4% 1.9% 0.1% * 11.2% 1.2% 0.6%Puerto Rico Spain United Kingdom Italy As of June 30, 2024 Ireland 0.2% *Less than 0.1% Portugal France Germany 0.3% * * U.S. Virgin Islands *

# Property Type Composition

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

| Property Type | Number of Properties | Approximate Leasable Square Feet [1] | Total Portfolio Annualized Contractual Rent as of June 30, 2024 | Percentage of Total Portfolio Annualized Contractual Rent as of June 30, 2024 | Percentage of Annualized Contractual Rent from Our Investment Grade Clients [2] |
|---|---|---|---|---|---|
| Retail | 14,819 | 210,755,000 | $ 3,844,629 | 79.4 % | 36.1 % |
| Industrial | 560 | 114,395,100 | 705,061 | 14.5 | 44.8 |
| Gaming | 2 | 5,053,400 | 159,695 | 3.3 | — |
| Other [3] | 69 | 5,095,200 | 136,647 | 2.8 | 29.5 |
| Totals | 15,450 | 335,298,700 | $ 4,846,032 | 100.0 % | 36.0 % |

(1) Represents leasable building square footage and includes our portfolio of unconsolidated joint ventures based on ownership percentage. Excludes 2,962 acres of leased land categorized as agriculture at June 30, 2024.

(2) Please see the Glossary for our definition of Investment Grade Clients.

(3) "Other" primarily includes 15 properties classified as office with $45.7 million in annualized contractual rent, 27 properties classified as agriculture with $38.1 million in annualized contractual rent, three properties classified as data centers with $25.8 million in annualized contractual rent, and 21 properties classified as country clubs with $23.2 million in annualized contractual rent, as well as one land parcel under development.


Retail 79.4%
Industrial 14.5%
Gaming 3.3%
Other 2.8% (3)

Q2 2024 Supplemental Operating & Financial Data
22

# Same Store Rental Revenue [1]

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

## Q2 2024

### Same Store Rental Revenue

| | |
|---|---|
| Number of properties | 13,602 |
| Square footage [2] | 272,186,866 |
| Q2 2024 | $ 1,000,440 |
| Q2 2023 | $ 998,178 |
| Change (in dollars) | $ 2,262 |
| Change (percent) | 0.2 % |

### Top 3 Industries Contributing to the Change [3]

| Industry | Three months ended June 30, 2024 | 2023 | $ Change | % Change |
|---|---|---|---|---|
| Theaters | $ 25,878 | $ 31,901 | $ (6,023) | (18.9)% |
| Convenience Stores | 78,748 | 81,759 | (3,011) | (3.7)% |
| Grocery | 94,058 | 92,421 | 1,637 | 1.8 % |

## YTD 2024

### Same Store Rental Revenue

| | |
|---|---|
| Number of properties | 11,671 |
| Square footage [2] | 216,926,614 |
| YTD 2024 | $ 1,680,412 |
| YTD 2023 | $ 1,673,082 |
| Change (in dollars) | $ 7,330 |
| Change (percent) | 0.4 % |

### Top 3 Industries Contributing to the Change [3]

| Industry | Six months ended June 30, 2024 | 2023 | $ Change | % Change |
|---|---|---|---|---|
| Theaters | $ 40,585 | $ 51,257 | $ (10,672) | (20.8)% |
| Grocery | 179,360 | 176,582 | 2,778 | 1.6 % |
| Home Improvement | 104,130 | 102,101 | 2,029 | 2.0 % |

For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of June 30, 2024 of 1.26 GBP/USD and 1.07 EUR/USD. None of the properties in France, Germany, Ireland or Portugal met our same store pool definition for the periods presented.

(1) Please see the Glossary to see definitions of our Same Store Pool and Same Store Rental Revenue. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) Excludes 8.4 million square feet from properties ground leased to tenants and properties with no land or building ownership.

(3) Top 3 industry contributors are based on absolute value of net change period over period.

Q2 2024 Supplemental Operating & Financial Data 23

# Same Store Rental Revenue (1)

(Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

## Same Store Rental Revenue by Property Type

| | Three months ended June 30, | | | | Six months ended June 30, | | | |
|---|---|---|---|---|---|---|---|---|
| Property Type | 2024 | 2023 | $ Change | % Change | 2024 | 2023 | $ Change | % Change |
| Retail | $ 800,016 | $ 802,270 | $ (2,254) | (0.3)% | $ 1,376,709 | $ 1,376,487 | $ 222 | — % |
| Industrial | 148,346 | 145,314 | 3,032 | 2.1 % | 222,008 | 216,201 | 5,807 | 2.7 % |
| Gaming | 25,437 | 25,000 | 437 | 1.7 % | 50,875 | 50,000 | 875 | 1.8 % |
| Other (2) | 26,641 | 25,594 | 1,047 | 4.1 % | 30,820 | 30,394 | 426 | 1.4 % |
| **Total** | $ 1,000,440 | $ 998,178 | $ 2,262 | 0.2 % | $ 1,680,412 | $ 1,673,082 | $ 7,330 | 0.4 % |

## Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

| | Three months ended June 30, | | Six months ended June 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| Same store rental revenue | $ 1,000,440 | $ 998,178 | $ 1,680,412 | $ 1,673,082 |
| Constant currency adjustment (3) | (10) | (606) | 824 | (3,992) |
| Straight-line rent and other non-cash adjustments | 4,919 | 444 | 5,633 | (6,013) |
| Contractually obligated reimbursements by our clients | 80,540 | 92,791 | 153,165 | 147,428 |
| Revenue from excluded properties (1) | 182,971 | 91,043 | 636,806 | 108,156 |
| Other excluded revenue (4) | 15,868 | (278) | 16,057 | 1,917 |
| Less: Spirit rental revenue (5) | — | (186,283) | — | — |
| Rental revenue (including reimbursable) | $ 1,284,728 | $ 995,289 | $ 2,492,897 | $ 1,920,578 |

(1) Please see the Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue. Beginning with the second quarter of 2024, properties acquired through the merger with Spirit were considered under each element of our Same Store Pool criteria, except for the requirement that the property be owned for the full comparative period. If the property was owned by Spirit for the full comparative period and each of the other criteria were met, the property was included in our Same Store Pool.

(2) "Other" includes properties classified as agriculture, office, data center and country club.

(3) For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of June 30, 2024. None of the properties in France, Germany, Ireland or Portugal met our same store pool definition for the periods presented.

(4) "Other excluded revenue" primarily consists of lease termination fees of $16.3 million and $16.8 million for the three and six months ended June 30, 2024, respectively, recognized as reimbursements for tenant improvements and rental revenue.

(5) Amounts for the three months ended June 30, 2023 represent rental revenue from Spirit properties, which were not included in our financial statements prior to the close of the merger on January 23, 2024.

Q2 2024 Supplemental Operating & Financial Data 24

# Occupancy (1)

as of June 30, 2024 (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

## By Property

| | |
|---|---|
| Occupied properties[1] | 15,252 |
| Total properties[1] | 15,437 |
| Occupancy | 98.8 % |

## By Square Footage

| | |
|---|---|
| Occupied square footage[1] | 331,606,546 |
| Total square footage[1] | 335,237,196 |
| Occupancy | 98.9 % |

## By Rental Revenue (Economic Occupancy)

| | | |
|---|---|---|
| Quarterly cash rental revenue [2] | $ | 1,197,220 |
| Quarterly cash vacant rental revenue [3] | $ | 13,121 |
| Occupancy | | 98.9 % |

## Change in Occupancy

| | | |
|---|---|---|
| Vacant properties at 3/31/2024 | | 217 |
| Lease expirations [4] | + | 185 |
| Leasing activity [5] | - | 153 |
| Vacant dispositions [6] | - | 64 |
| Vacant properties at 6/30/2024 | | 185 |

[1] Excludes properties with ancillary leases only, such as cell towers and billboards, and properties with possession pending. Includes properties owned by unconsolidated joint ventures.

[2] Does not include reserves and reserve reversals recorded as adjustments to rental revenue.

[3] Based on contractual monthly rental revenue received immediately preceding the date of vacancy.

[4] Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the periods indicated above.

[5] Excludes 46 minority unit leases with no property-level vacancy impact. Please see page 26 for additional detail on re-leasing activity.

[6] Includes 50 properties vacant at the beginning of the quarter.

## Occupancy by Number of Properties



99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
99.0%
98.8%
98.6%
98.6%
98.8%
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

Q2 2024 Supplemental Operating & Financial Data 25

Q2 2024 Supplemental Operating & Financial Data 26 Leasing Activity (dollars in thousands) Q2 2024 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 30,705 $ 721 $ 482 $ 31,908 New cash rents* $ 31,787 $ 775 $ 1,163 $ 33,725 Recapture rate 103.5% 107.5% 241.3% 105.7 % Number of leases 186 5 8 199 Average months vacant — — 16.9 0.7 Lease incentives (1) $ 1,158 $ — $ — $ 1,158 *Percentage of Total Portfolio Annualized Contractual Rent: 0.7% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. Allocation Based on Number of Leases 93.5% 6.5% Same Client New Client YTD 2024 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 85,157 $ 2,463 $ 1,202 $ 88,822 New cash rents* $ 88,863 $ 2,123 $ 2,107 $ 93,093 Recapture rate 104.4% 86.2% 175.3% 104.8 % Number of leases 368 14 15 397 Average months vacant — — 14.1 0.5 Lease incentives (1) $ 2,487 $ 821 $ — $ 3,308 *Percentage of Total Portfolio Annualized Contractual Rent: 1.9 % Allocation Based on Number of Leases 92.7% 7.3% Same Client New Client

# Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

## Our leases have a weighted average remaining lease term of approximately 9.6 years.

| Total Portfolio [1][2] | | | | | |
|---|---|---|---|---|---|
| | Expiring Leases | | Approx. Leasable | Total Portfolio Annualized Contractual Rent as of | Percentage of Total Portfolio Annualized |
| Year | Retail | Non-Retail | Sq. Feet | June 30, 2024 | Contractual Rent |
| 2024 | 198 | 2 | 1,906,300 | $ 25,309 | 0.5 % |
| 2025 | 905 | 35 | 13,451,800 | 203,941 | 4.2 |
| 2026 | 940 | 45 | 19,793,500 | 234,538 | 4.8 |
| 2027 | 1,571 | 47 | 26,739,300 | 343,952 | 7.1 |
| 2028 | 1,844 | 70 | 36,163,700 | 450,787 | 9.3 |
| 2029 | 1,794 | 48 | 33,308,900 | 416,913 | 8.6 |
| 2030 | 718 | 32 | 20,611,900 | 239,901 | 5.0 |
| 2031 | 625 | 52 | 27,552,500 | 306,810 | 6.3 |
| 2032 | 1,119 | 46 | 22,130,500 | 303,035 | 6.3 |
| 2033 | 941 | 26 | 22,015,700 | 270,419 | 5.6 |
| 2034 | 783 | 28 | 16,950,500 | 309,509 | 6.4 |
| 2035 | 571 | 23 | 10,304,100 | 184,183 | 3.8 |
| 2036 | 579 | 23 | 10,715,500 | 184,975 | 3.8 |
| 2037 | 578 | 23 | 12,218,200 | 166,054 | 3.4 |
| 2038 | 360 | 24 | 12,425,500 | 140,052 | 2.9 |
| 2039-2143 | 2,245 | 129 | 45,380,200 | 1,065,654 | 22.0 |
| Totals | 15,771 | 653 | 331,668,100 | $ 4,846,032 | 100.0 % |

[1] This table sets forth the timing of remaining lease term expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to annualized contractual rent as of June 30, 2024. Leases on our multi-client properties are counted separately in the table above.

[2] Of the 16,424 in-place leases in the portfolio, which excludes 279 vacant units, 13,545, or 82.5% were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

Q2 2024 Supplemental Operating & Financial Data 27

# Earnings Guidance

REALTY INCOME
The Monthly Dividend Company®

Summarized below are approximate estimates of the key components of our 2024 earnings guidance:

| | Prior 2024 Guidance [1] | Revised 2024 Guidance |
|---|---|---|
| Net income per share [2] | $1.26 - $1.35 | $1.21 - $1.30 |
| Real estate depreciation and impairments per share [3] | $2.84 | $2.92 |
| Other adjustments per share [3] | $0.09 | $0.06 |
| Normalized FFO per share [2][4] | $4.19 - $4.28 | $4.19 - $4.28 |
| AFFO per share [4] | $4.15 - $4.21 | $4.15 - $4.21 |
| Same store rent growth [5] | Approx 1.0% | Approx 1.0% |
| Occupancy | Over 98% | Over 98% |
| Cash G&A expenses (% of revenues) [6][7] | Approx 3.0% | Approx 3.0% |
| Property expenses (non-reimbursable) (% of revenues) [6] | 1.0% - 1.5% | 1.0% - 1.5% |
| Income tax expenses | $65 - $75 million | $65 - $75 million |
| Investment volume [8] | Approx $3.0 billion | Approx $3.0 billion |
| Disposition volume | — | $400 - $500 million |

(1) As issued on June 4, 2024.

(2) Net income per share and Normalized FFO per share include non-cash interest expense impact related to the Spirit merger.

(3) Includes gain on sales of properties and merger and integration-related costs.

(4) Normalized FFO per share and AFFO per share exclude merger and integration-related costs. Per share amounts may not add due to rounding.

(5) Reserve reversals recognized in 2023 represent an approximately 30 basis point headwind to same store rent growth in 2024.

(6) Revenue excludes contractually obligated reimbursements by our clients. Cash G&A expenses exclude stock-based compensation expense.

(7) G&A expenses inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 3.4% - 3.7% in 2024.

(8) Investment volume excludes merger with Spirit, which closed January 23, 2024.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this presentation, the words "estimated," "anticipated," "expect," "believe," "intend," "continue," "should," "may," "likely," "plans," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio; growth strategies and intentions to acquire or dispose of properties (including geographies, timing, partners, clients and terms); re-leases, re-development and speculative development of properties and expenditures related thereto; future operations and results; the announcement of operating results, strategy, plans, and the intentions of management; guidance; settlement of shares of common stock sold pursuant to forward sale confirmations under our ATM program; dividends, including the amount, timing and payments of dividends related thereto; and trends in our business, including trends in the market for long-term leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in domestic and foreign income tax laws and rates; property ownership through joint ventures, partnerships and other arrangements which may limit control of the underlying investments; epidemics or pandemics including measures taken to limit their spread, the impacts on us, our business, our clients, and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers and acquisitions including from the merger with Spirit; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this presentation. Actual plans and operating results may differ materially from what is expressed or forecasted in this presentation. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Q2 2024 Supplemental Operating & Financial Data 28

# Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

**Equity Research**

| | | | |
|---|---|---|---|
| Baird | Wes Golladay | wgolladay@rwbaird.com | (216) 737-7510 |
| Bank of America Securities | Joshua Dennerlein | joshua.dennerlein@bofa.com | (646) 855-1681 |
| BMO Capital Markets | Eric Borden | eric.borden@bmo.com | (347) 213-9706 |
| BNP Paribas Exane | Nate Crossett | nate.crossett@exanebnpparibas.com | (646) 725-3716 |
| BTIG | Michael Gorman | mgorman@btig.com | (212) 738-6138 |
| Citigroup | Smedes Rose | smedes.rose@citi.com | (212)-816-6243 |
| Edward Jones | James Shanahan | jim.shanahan@edwardjones.com | (314) 515-5292 |
| Goldman Sachs | Caitlin Burrows | caitlin.burrows@gs.com | (212) 902-4736 |
| Green Street | Spenser Allaway | sallaway@greenstreetadvisors.com | (949) 640-8780 |
| Janney Montgomery Scott | Robert Stevenson | robstevenson@janney.com | (646) 840-3217 |
| Jefferies | Linda Tsai | ltsai@jefferies.com | (212) 778-8011 |
| J.P. Morgan | Anthony Paolone | anthony.paolone@jpmorgan.com | (212) 622-6682 |
| KeyBanc | Upal Rana | upal.rana@key.com | (917) 368-2316 |
| Mizuho | Haendel St. Juste | haendel.st.juste@us.mizuho-sc.com | (212) 205-7860 |
| Morgan Stanley | Ronald Kamdem | ronald.kamdem@morganstanley.com | (212) 269-8319 |
| Raymond James | RJ Milligan | rjmilligan@raymondjames.com | (727) 567-2585 |
| RBC Capital Markets | Brad Heffern | brad.heffern@rbccm.com | (512) 708-6311 |
| Scotiabank | Greg McGinniss | greg.mcginniss@scotiabank.com | (212) 225-6906 |
| Stifel | Simon Yarmak | yarmaks@stifel.com | (443) 224-1345 |
| UBS | Michael Goldsmith | michael.goldsmith@ubs.com | (212) 713-2951 |
| Wells Fargo | James Feldman | james.feldman@wellsfargo.com | (212) 214-8069 |
| Wolfe Research | Andrew Rosivach | arosivach@wolferesearch.com | (646) 582-9250 |

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q2 2024 Supplemental Operating & Financial Data 29

Q2 2024 Supplemental Operating & Financial Data 30 Glossary Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss, excluding the gain and loss from the settlement of foreign currency forwards not designated as hedges. We define Adjusted EBITDAre, a non- GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) gain on extinguishment of debt, (iv) real estate depreciation and amortization, (v) provisions for impairment, (vi) merger and integration-related costs, (vii) gain on sales of real estate, (viii) foreign currency and derivative gain and loss, net, (ix) gain on settlement of foreign currency forwards, and (x) our proportionate share of adjustments from unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operational cash generating capacity of a company prior to servicing debt obligations. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies used by the investment community. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by annualizing Adjusted EBITDAre. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP, consists of adjustments to incorporate Adjusted EBITDAre from investments we acquired or stabilized during the applicable quarter and removes Adjusted EBITDAre from investments we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See page 13 for further information regarding our debt covenants. Cash Income represents actual rent for real estate acquisitions as well as rent to be received upon completion of the properties under development. For unconsolidated entities, this represents our pro rata share of the cash income. For loans receivable and preferred equity investments, this represents interest income and preferred dividend income, respectively. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on pages 5 and 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. (cont'd on page 31)

Q2 2024 Supplemental Operating & Financial Data 31 Glossary (Cont'd) Funds From Operations (FFO) (cont'd) In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Initial Weighted Average Cash Yield for acquisitions and properties under development is computed as cash income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us), and includes our pro-rata share of cash income from unconsolidated joint ventures. Initial weighted average cash yield for loans receivable and preferred equity investment is computed using the cash income for the first twelve months following the acquisition date (based on interest rates in place as of the date of acquisition), divided by the total cost of the investment. Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents), divided by Annualized Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. Net Debt and Preferred/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents) plus our preferred stock, divided by Annualized Adjusted EBITDAre. Net Debt and Preferred/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share of debt from unconsolidated entities, less cash and cash equivalents) plus our preferred stock, divided by Annualized Pro Forma Adjusted EBITDAre. Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger and integration-related costs. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue.

Q2 2024 Supplemental Operating & Financial Data 32 Glossary (Cont'd) Total Annualized Contractual Rent of our acquisitions and properties under development is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent, interest income on loans and preferred equity investments, and including our pro rata share of such revenues from properties owned by unconsolidated joint ventures. We believe total annualized contractual rent is a useful supplemental operating measure, as it excludes entities that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total annualized contractual rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented.